CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 14, 1997 (except for the matter discussed in Note 17, as to which the date is April 28, 1997) included in Veterinary Centers of America, Inc.'s Form 10-K/A for the year ended December 31, 1996 and to all references to our Firm included in or made a part of this Registration Statement.


                                        /s/ Arthur Andersen LLP
                                        ARTHUR ANDERSEN LLP

Los Angeles, California
December 2, 1997

                               EXHIBIT 23.1

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